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                                                                      EXHIBIT 21

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Subsidiary                            State of Incorporation       Names under which business is conducted
----------                            ----------------------       ---------------------------------------
McLaren Engines, Inc.                 Delaware                     McLaren Engines, Inc.
                                                                   McLaren Engines

McLaren Performance Products, Inc.    Ontario, Canada              McLaren Performance Products, Inc.
                                                                   McLaren Performance Products
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